Exhibit 2.7

FIRST AMENDMENT TO

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of this 21 day of July, 2012, by and among Liquid Holdings Group, LLC (as assignee of Liquid Trading Holdings Limited), a Delaware limited liability company (“Buyer”), Joseph Gamberale (“Gamberale”), the Douglas J. Von Allmen Trust dated April 25, 1989 (as assignee of D&L Partners, L.P.) (the “Von Allmen Trust”), Edward Feigeles (“Feigeles”), John Allen (“Allen”) and Douglas J. Von Allmen (“Von Allmen” and together with Gamberale, the Von Allmen Trust, Feigeles and Allen, the “Seller Parties”). Buyer, Gamberale, the Von Allmen Trust, Feigeles, Allen and Von Allmen are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement (as defined below).

RECITALS

WHEREAS, the Seller Parties and Liquid Trading Holdings Limited (“Limited”) previously entered into that certain Membership Interest Purchase Agreement, dated December 30, 2011 (the “Agreement”);

WHEREAS, on May 11, 2012, Limited assigned and transferred all of its rights and obligations under the Agreement to Liquid Holdings Group, LLC;

WHEREAS, under the terms of the Agreement the Members were to be issued a specified number of Holding Company Shares upon the earlier to occur of (i) an Initial Public Offering and (ii) the Outside Date; and

WHEREAS, the Parties now wish to amend the Agreement pursuant to the terms hereof to, among other things, accelerate the date on which Holding Company Shares are to be issued to the Members under the Agreement in order to provide for the issuance of such Holding Company Shares on the date hereof.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

AMENDMENT OF AGREEMENT

Section 1.1. Amendment of Article I (Definitions).

(a) The following defined term shall be added to Article I of the Agreement:

“LHG Operating Agreement” means the Limited Liability Company Agreement of Liquid Holdings Group, LLC dated as of April 24, 2012, as amended by that certain Amendment No. 1 thereto, dated as of May 24, 2012.

(b) The defined terms “Holding Company”, “Initial Public Offering” and “Holding Company Shares” set forth in Article I of the Agreement shall be deleted in their entirety and replaced, respectively, with the following:

“Holding Company” means Liquid Holdings Group, LLC, a Delaware limited liability company.

“Holding Company Shares” means the Class A Common Units (as such term is defined in the LHG Operating Agreement) of the Holding Company.

“Initial Public Offering” shall have meaning ascribed thereto in the LHG Operating Agreement.

Section 1.2. Amendment of Section 2.4 (Holding Company Shares). Section 2.4 of the Agreement shall be deleted in its entirety and replaced with the following:

The Holding Company Shares to be issued to the Members pursuant to the terms of the Agreement shall be issued on July 21, 2012 (the “Issuance Date”) in accordance with this Section 2.4 below. On the Issuance Date the Members shall be issued an aggregate number of Holding Company shares equal to 7.60% of the aggregate issued and outstanding equity securities of the Holding Company as of such date. The Members hereby direct that the Holding Company Shares to be issued hereunder shall be distributed among the Members as set forth on Schedule I attached hereto. The Members each hereby acknowledge and agree that such Holding Company Shares shall be subject to the rights and restrictions set forth in the LHG Operating Agreement and are subject to dilution upon subsequent issuances of equity securities of the Holding Company. The Members further acknowledge and agree that prior to the issuance of the Holding Company Shares hereunder each Member shall be required to execute and deliver a Joinder to the LHG Operating Agreement in substantially the form attached hereto as Exhibit A.

Section 1.3. Amendment of Schedule I and Schedule II. Schedule I of the Agreement shall be deleted in its entirety and replaced with Schedule I attached hereto. Schedule II of the Agreement shall be deleted in its entirety.

ARTICLE II

MISCELLANEOUS

Section 2.1. Continuing Effect of the Agreement. This Amendment shall not constitute an amendment or waiver of any provision of the Agreement not expressly referred to herein and the Agreement shall remain in full force and effect as amended hereby. All references to “this Agreement” contained in the Agreement, or otherwise to the Agreement shall be deemed, for all purposes, to mean the Agreement, as amended hereby.

Section 2.2. Governing Law. This Amendment will be governed by the laws of the State of New York without regard to conflicts of laws principles.

Section 2.3. Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken

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together, shall be deemed one and the same agreement. Facsimile transmission of any signed original document or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original.

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IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment as of the date first written above.

LIQUID HOLDINGS GROUP, LLC

By:

Name:	Brian Ferdinand
Title:	President

DOUGLAS J. VON ALLMEN TRUST DATED APRIL 25, 1989

By:

Name:	Douglas J. Von Allmen
Title:	Trustee

Joseph Gamberale

Edward Feigeles

John Allen

Douglas J. Von Allmen

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment as of the date first written above.

LIQUID HOLDINGS GROUP, LLC

By:

Name:
Title:

DOUGLAS J. VON ALLMEN TRUST DATED APRIL 25, 1989

By:

Name:	Douglas J. Von Allmen
Title:	Trustee

Joseph Gamberale

Edward Feigeles

John Allen

Douglas J. Von Allmen

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment as of the date first written above.

LIQUID HOLDINGS GROUP, LLC

By:

Name:
Title:

DOUGLAS J. VON ALLMEN TRUST DATED APRIL 25, 1989

By:

Name:	Douglas J. Von Allmen
Title:	Trustee

Joseph Gamberale

Edward Feigeles

John Allen

Douglas J. Von Allmen

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment as of the date first written above.

LIQUID HOLDINGS GROUP, LLC

By:

Name:
Title:

DOUGLAS J. VON ALLMEN TRUST DATED APRIL 25, 1989

By:

Name:	Douglas J. Von Allmen
Title:	Trustee

Joseph Gamberale

Edward Feigeles

John Allen

Douglas J. Von Allmen

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment as of the date first written above.

LIQUID HOLDINGS GROUP, LLC

By:

Name:
Title:

DOUGLAS J. VON ALLMEN TRUST DATED APRIL 25, 1989

By:

Name:	Douglas J. Von Allmen
Title:	Trustee

Joseph Gamberale

Edward Feigeles

John Allen

Douglas J. Von Allmen

SCHEDULE I

The Holding Company Shares to be issued pursuant to the Agreement shall be distributed among the Members as follows:

Edward Feigeles: 15%

John Allen: 10%

Joseph Gamberale: 37.5%

The Douglas J. Von Allmen Trust dated April 25, 1989: 37.5%